Exhibit 4.6
THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD OR TRANSFERRED (OTHER THAN IN RELIANCE UPON RULE 144 PROMULGATED UNDER SUCH ACT) IN THE ABSENCE OF A REGISTRATION STATEMENT UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT.
HOME SOLUTIONS OF AMERICA, INC.
Right to Purchase 1,500,000 Shares
(Subject to Adjustment)
Warrant for Common Stock
Home Solutions of America, Inc. (hereinafter referred to as the “Company”), a Delaware corporation, hereby certifies that, for value received,
William E. Edwards
or registered assigns (the “Holder”), is entitled to purchase from the Company at any time or from time to time during the Exercise Period (as hereinafter defined) an aggregate of ONE MILLION FIVE HUNDRED THOUSAND (1,500,000) fully paid and nonassessable shares (the “Warrant Shares”), subject to adjustment as provided below, of the Common Stock, $0.001 par value per share (the “Stock” or “Common Stock”) of the Company, on the payment therefore of the aggregate exercise price which shall be $0.01 per share (the “Exercise Price per Share”) multiplied by the number of shares to be issued (the “Exercise Price”), upon the surrender of this Warrant duly signed by the registered Holder hereof at the time of exercise, accompanied by payment of the Exercise Price, upon the terms and subject to the conditions hereinafter set forth.
The Warrant represented hereby is delivered pursuant to and is subject to that certain Settlement Agreement, Mutual Release and Indemnity Agreement dated as of January 26, 2009, by and among the Company, Home Solutions of Restoration of Louisana, Inc. and the Holder (the “Agreement”).
EXERCISE OF WARRANT. Subject to the terms and conditions hereof, this Warrant may be exercised by the Holder at any time or times on or after the date hereof, but not after 5:00 p.m. on the date sixty (60) months after the date set forth on the signature page hereto (the “Exercise Period”).

In the event of a proposed Change of Control, the Company shall give the Holder ten (10) days prior notice of the proposed closing date of the Change of Control and, to the extent the Warrant has not been exercised by such date, then this Warrant shall terminate. “Change of Control” shall mean (x) the acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any merger, consolidation or other form of reorganization in which outstanding shares of the Company are exchanged for securities or other consideration issued, or caused to be issued, by the acquiring entity or its subsidiary, but excluding any transaction effected primarily for the purpose of changing the Company’s jurisdiction of incorporation), unless the Company’s stockholders of record as constituted immediately prior to such transaction or series of related transactions will, immediately after such transaction or series of related transactions hold at least a majority of the voting power of the surviving or acquiring entity or (y) a sale of all or substantially all of the assets of the Company.
Subject to the foregoing restrictions, during the Exercise Period this Warrant may be exercised, in whole or in part, as follows:
A. Exercise for Cash. The Holder may, at its option, elect to exercise this Warrant, in whole or in part and at any time or from time to time during the Exercise Period, by surrendering this Warrant, with the Exercise of Warrant and Declaration appended hereto duly executed by or on behalf of the Holder, at the principal office of the Company, or at such other office or agency as the Company may designate, accompanied by payment in full, in lawful money of the United States, of the Exercise Price payable in respect of the number of shares of Stock purchased upon such exercise.
B. Cashless Exercise.
(i) The Holder may, at its option, elect to exercise this Warrant, in whole or in part and at any time or from time to time during the Exercise Period, on a cashless basis, by surrendering this Warrant, with the Exercise of Warrant and Declaration appended hereto duly executed by or on behalf of the Holder, at the principal office of the Company, or at such other office or agency as the Company may designate, by canceling a portion of this Warrant in payment of the Exercise Price payable in respect of the number of shares of Stock purchased upon such exercise. In the event of an exercise pursuant to this subsection B, the number of shares of Stock issued to the Holder shall be determined according to the following formula:

X=	Y(A-B)
A
Where X= the number of shares of Stock that shall be issued to the Holder;
Y= the number of shares of Stock for which this Warrant is being exercised (which shall include both the number of shares of Stock issued to the Holder and the number of shares of Stock subject to the portion of the Warrant being cancelled in payment of the Exercise Price);

A= the Fair Market Value (as calculated pursuant to the terms set forth below) of one share of Common Stock; and
B= the Exercise Price per Share.
(ii) The Fair Market Value per share of Common Stock shall be determined as follows:
(1) If the Common Stock is listed on a national securities exchange, a nationally recognized trading system or on the over the counter market, as of the Exercise Date, the Fair Market Value per share of Common Stock shall be deemed to be the average of the high and low reported sale prices per share of Common Stock thereon on the trading day immediately preceding the Exercise Date (provided that if no such price is reported on such day, then on the date nearest preceding such date).
(2) If the Common Stock is not listed on a national securities exchange, a nationally recognized trading system or on the over the counter market as of the Exercise Date, the Fair Market Value per share of Common Stock shall be determined in good faith by the Board of Directors of the Company, subject to the approval of the Holder. If the parties hereto cannot reach agreement, then the cashless exercise option shall not be available to the Holder.
DELIVERY OF STOCK CERTIFICATE UPON EXERCISE. As soon as practicable after the exercise of this Warrant and payment of the Exercise Price (which payment shall be deemed to have occurred when funds are immediately available to the Company), and in no event more than three (3) business days thereafter, the Company will cause to be issued in the name of and delivered to the registered Holder hereof or its assigns, or such Holder’s nominee or nominees, a certificate or certificates for the number of full shares of Stock of the Company to which such Holder shall be entitled upon such exercise (and in the case of a partial exercise, a Warrant of like tenor for the unexercised portion remaining subject to exercise prior to the expiration of the Exercise Period set forth herein). For all corporate purposes, such certificate or certificates shall be deemed to have been issued and such Holder or such Holder’s designee to be named therein shall be deemed to have become a holder of record of such shares of Stock as of the date the duly executed exercise form pursuant to this Warrant, together with full payment of the Exercise Price, is received by the Company as aforesaid. No fraction of a share or scrip certificate for such fraction shall be issued upon the exercise of this Warrant; in lieu thereof, the Company will pay or cause to be paid to such Holder cash equal to a like fraction at the prevailing fair market price for such share as determined in good faith by the Company.

ANTI-DILUTION PROVISIONS. A. Certain Dividends and Distributions. In the event that a dividend or other distribution shall be declared upon the Stock of the Company payable in shares of said stock, then, in each event, the number of shares of Stock covered by this Warrant shall be adjusted by adding thereto the number of shares which would have been distributable thereon if such shares had been outstanding on the date fixed for determining the stockholders entitled to receive such stock dividend or other distribution.
B. Other Dividends and Distributions. In the event that a dividend or other distribution shall be declared upon the Stock of the Company payable in securities of the Company other than Stock, then, and in each event, the Holder shall receive upon exercise hereof, in addition to the number of shares of Stock issuable hereunder, the kind and amount of securities of the Company, cash or other property which the Registered Holder would have been entitled to receive had this Warrant been exercised on the date of such event and had the Registered Holder thereafter, during the period from the date of such event to and including the date that this warrant is exercised in full, retained any such securities receivable during such period, giving application to all adjustments called for during such period under this Section with respect to the rights of the Holder.
C. Stock Splits and Combinations. If the Company shall at any time or from time to time after the date hereof, effect a stock split of the outstanding shares of Stock, the number of shares of Stock covered by this Warrant shall be proportionately increased. If the Company shall at any time or from time to time after the Issuance Date, combine the outstanding shares of Stock, the number of shares of Stock covered by this Warrant shall be proportionately decreased. Any adjustments under this subsection C shall be effective at the close of business on the date the stock split or combination becomes effective.
D. Reorganizations, Consolidations, Mergers. Except as otherwise set forth herein, in the event that the outstanding shares of Stock of the Company shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, merger or consolidation, then upon exercise of this Warrant there shall be substituted for the shares of Stock covered by this Warrant, the number and kind of shares of stock or other securities which would have been substituted therefor if such shares had been outstanding on the date fixed for determining the stockholders entitled to receive such changed or substituted stock or other securities.

E. Other Changes. In the event there shall be any change, other than specified above, in the number or kind of outstanding shares of Stock of the Company or of any stock or other securities into which such Stock shall be changed or for which it shall have been exchanged, then if such change equitably requires an adjustment in the number or kind of shares covered by this Warrant, such adjustment shall be made by the Company and shall be effective and binding for all purposes on this Warrant.
F. Notice of Adjustments. Whenever the number of Warrant Shares or number or kind of securities or other property purchasable upon the exercise of this Warrant is adjusted, as herein provided, the Company shall give notice thereof to the Holder, which notice shall state the number of Warrant Shares (and other securities or property) purchasable upon the exercise of this Warrant after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.
LOST, STOLEN, DESTROYED OR MUTILATED WARRANT. Upon receipt by the Company of evidence satisfactory (in the exercise of reasonable discretion) to it of the ownership of and the loss, theft or destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of indemnity satisfactory (in the exercise or reasonable discretion) to it, and (in the case of mutilation) upon the surrender and cancellation thereof, the Company will issue and deliver, in lieu thereof, a new Warrant of like tenor.
TRANSFER AND TRANSFER RESTRICTIONS. A. Owner of Warrant. The Company may deem and treat the person in whose name this Warrant is registered as the Holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary, until presentation of this Warrant for registration of transfer as provided below.
B. Transfer of Warrant. The Company agrees to maintain, at its then principal place of business, books for the registration of the Warrant and transfers thereof, and, subject to the provisions of subsections C and D below, this Warrant and all rights hereunder are transferable, in whole or in part, on said books at said office, upon surrender of this Warrant at said office, together with a written assignment of this Warrant duly executed by the Holder hereof or his duly authorized agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and payment the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in such instrument of assignment, and this Warrant shall promptly be canceled.

C. Restrictions on Exercise and Transfer. Neither this Warrant nor the shares of Stock issuable upon exercise of this Warrant have been registered under the Securities Act of 1933, as amended (the “Act”) or any state securities laws. Therefore, in order, among other things, to insure compliance with the Act, notwithstanding anything else in the Warrant to contrary, the Holder of this Warrant, including any successive Holder, agrees by accepting this Warrant as follows: No Holder shall sell, assign, transfer, pledge, hypothecate, mortgage, encumber or dispose of all or any portion of this Warrant (or any of the shares of Stock which may be issued upon the exercise hereof). Notwithstanding the foregoing, a Holder may transfer all or any portion of this Warrant (or any of the shares of Stock which may be issued upon the exercise hereof) (i) as part of a registered public offering of the Company’s securities or pursuant to Rule 144 under the Act, (ii) by pledge that creates a mere security interest in all or any portion of this Warrant (or any of the shares of Stock which may be issued upon the exercise hereof), provided that the pledgee thereof agrees in writing in advance to be bound by and comply with all applicable provisions of this Warrant to the same extent as if it were the Holder making such pledge, (iii) to any member of the Holder, or to any siblings, ancestors, descendants or spouse of any member of the Holder, or any custodian or trustee for the account of such member or the account of such siblings, ancestors, descendants or spouse of such member (or any combination of the foregoing), or (iv) to an affiliate or a partner of Holder, provided, in each such case (other than a transfer under clause (i) above) a transferee shall receive and hold all or any portion of this Warrant (or any of the shares of Stock which may be issued upon the exercise hereof) subject to the provisions of this Warrant and there shall be no further transfer except in accordance herewith. No party will avoid the provisions of this Warrant by making one or more transfers to an affiliate of such party and then disposing of all or any portion of such party’s interest in such affiliate; provided, however, that in any event, this Warrant and the Stock issuable herefrom may not (other than in connection with the matters described in sub-sections C(i)-(iv) above (inclusive)) be sold or transferred in the absence of registration under the Act unless the Company receives an opinion of counsel reasonably acceptable to it stating that such sale or transfer is exempt from the registration and prospectus delivery requirements of said Act. For the avoidance of doubt, the Company acknowledges that a disposition made in reliance upon Rule 144 will not require an opinion of counsel.
D. Legend on Shares. Each certificate for shares of Stock issued upon exercise of this Warrant, unless at the time of exercise such shares are registered under the Act, shall bear substantially the following legend (and any additional legend required under the Act or otherwise):
“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED, AND MAY NOT BE OFFERED, SOLD, OR TRANSFERRED (OTHER THAN IN RELIANCE UPON RULE 144 PROMULGATED UNDER SUCH ACT), IN THE ABSENCE OF A REGISTRATION STATEMENT UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT.”

Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (except a new certificate issued upon completion of a public distribution pursuant to a registration statement under the Act of the securities represented thereby) shall also bear such legend if, in the reasonable opinion of counsel for the Company, the securities represented thereby are legally required to be subject to the transfer restrictions contained in this Warrant. The exercise and transfer restriction provisions of this Warrant shall be binding upon all subsequent Holders of the Warrant.
COVENANTS. The Company covenants that, so long as this Warrant is exercisable, it will reserve from its authorized and unissued Stock a sufficient number of shares to provide for the delivery of stock pursuant to the exercise of this Warrant. The Company further covenants that all shares of Stock which shall be so deliverable upon exercise of this Warrant shall be duly and validly issued and fully paid and nonassessable.
MISCELLANEOUS. This Warrant does not confer upon the Holder any rights of a stockholder of the Company, including, without limitation, any right to vote or to consent to or receive notice as a stockholder of the Company.

HEADINGS. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect the meaning hereof.

Dated: January 26, 2009	HOME SOLUTIONS OF AMERICA, INC.
	By:	/s/ Frank J. Fradella
		Name:	Frank J. Fradella
		Title:	President and Chief Executive Officer

EXERCISE OF WARRANT AND DECLARATION
To: Home Solutions of America, Inc.
The undersigned Holder hereby exercises the right to purchase                                          shares of Common Stock of Home Solutions of America, Inc., a Delaware corporation (the “Company”) and delivers to the Company herewith the Exercise Price.
The undersigned declares and represents to the Company that the intention of this exercise is to acquire the aforementioned shares for investment only and not for resale or with a view to the distribution thereof, except as the same may be made in compliance with all applicable securities laws. The undersigned has been advised that the shares being issued to the undersigned are not being registered under the Securities Act of 1933 (the “Act”) on the grounds that this transaction is exempt under the Act as not involving any public offering. As a result of not being registered under the Act, the undersigned has been advised that the shares may not be sold or offered for sale (other than in reliance upon Rule 144 promulgated under such Act) in the absence of an effective registration statement as to the securities under the Act and any applicable state securities acts or the availability of an exemption from the registration requirements under the Act and any applicable state securities acts.
You will kindly forward a certificate or certificates for the shares purchased hereby and, if such shares shall not include all of the shares provided in this Warrant, a new Warrant of like tenor and date for the balance of the shares issuable thereunder shall be delivered to the undersigned at the address set forth below.

Date:

Name of Holder

By:

Address: